UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2008

GOLDSPRING, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 American Flat Road, Gold Hill, Nevada 89440
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     The registrant is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a powerpoint presentation to be given on Tuesday, April 29 at 11:00am in Los Angeles to a group of analysts and institutional investors.

     The information in this Current Report on Form 8-K (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

     The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The text included with this Report is available on the registrant’s website located at www.goldspring.us, although the registrant reserves the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Exhibits
99.1	GoldSpring, Inc presentation dated April 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

April 29, 2008	By:	/s/ Robert T. Faber
Robert T. Faber President and Chief Financial Officer